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Exhibit 4 (iii)




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                             AMERICAN STANDARD INC.

                        AMERICAN STANDARD COMPANIES INC.


                                       and


                            WILMINGTON TRUST COMPANY
               (successor to Manufacturers Hanover Trust Company)


                                   as Trustee


                          First Supplemental Indenture
                          Dated as of February 1, 2000


                                  $150,000,000


                     9 1/4% Sinking Fund Debentures Due 2016


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            FIRST SUPPLEMENTAL INDENTURE, dated as of February 1, 2000, among
American Standard Companies Inc., a Delaware corporation (the "Guarantor"), American Standard Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

                                    RECITALS

            WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of November 1, 1986 (the "Indenture"), pursuant to which the Company has issued its 9 1/4% Sinking Fund Debentures due 2016 (the "Securities"; capitalized terms used and not otherwise defined herein are used with the meaning given such terms in the Indenture); and

            WHEREAS, the Guarantor is the owner of all of the outstanding capital stock of the Company having the power to vote and wishes to guarantee the due and punctual payment of the principal of, premium, if any, interest on and sinking fund payments with respect to, the Securities and to substitute, for the obligation of the Company, its own obligation to file with the Trustee all information and reports required to be filed pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934; and

            WHEREAS, the Indenture provides that it may be supplemented without the consent of the Holders of the Securities for such purposes, among others, as are set forth in Paragraph (9) of Section 9.01 of the Indenture, and

            WHEREAS, the Guarantor, the Company and the Trustee have done all things necessary under the Indenture to enter into this First Supplemental Indenture, to make the guarantee herein the valid obligation of the Guarantor and to make this First Supplemental Indenture a valid agreement among the Guarantor, the Company and the Trustee in accordance with its terms.

            NOW, therefore, the parties hereto agree as follows:

                                    ARTICLE I

                                    Guarantee

            Section 1.01. The Guarantor hereby fully and unconditionally guarantees to each Holder of a Security heretofore or hereafter authenticated and delivered under the Indenture and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Securities (including, in the case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of such Securities), and the due and punctual payment of each sinking fund payment provided for with respect to such Securities (the "Guarantor Debt"), when and as the same shall become due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such Security and of the Indenture. In case of the default by the Company or any successor punctually to pay any such principal, premium, interest, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made duly and punctually when and as the same shall be due, as if such payment were made by the Company.

            The Guarantor hereby agrees that its Guarantor Debt hereunder shall be as if it were principal debtor and not merely surety and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Security or this Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of any Security with respect to any provisions thereof or hereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in



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the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its guarantee hereunder will not be discharged except by complete performance of its obligations contained in any such Security and in this Guarantee.

            If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition except as may arise under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

            The Guarantor shall be subrogated to all rights of the Holders of the Securities against the Company in respect of any amounts paid by the Guarantor on account of such Securities or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on all Securities shall have been indefeasibly paid in full.


                                   ARTICLE II

                  Endorsement and Change of Form of Securities

            Section 2.01. Securities authenticated and delivered after the execution of this First Supplemental Indenture may (unless the text of the Security is modified as provided in Section 2.02) be stamped on the face or reverse with a notation as follows:

            "American Standard Companies Inc., a Delaware corporation and owner of all of the issued and outstanding shares of capital stock of the issuer of this Security having voting power, has fully and unconditionally guaranteed the payment of the principal of, premium, if any, interest on and any sinking fund payment due with respect to, this Security (the "Guarantee"), the terms of which Guarantee are fully set forth in that certain First Supplemental Indenture dated as of February 1, 2000, a copy of which is available from the Trustee. For further information, write to either the Trustee or to American Standard Companies Inc., One Centennial Avenue, Piscataway, New Jersey 08854-6820, Attention:
            Treasurer."

            Section 2.02. In exchange for outstanding Securities, the Company may issue new Securities that reflect the guarantee contained in this First Supplemental Indenture.

                                   ARTICLE III

                                Periodic Reports

            Section 3.01. For so long as the Securities remain outstanding, the Guarantor shall file with the Trustee within 15 days after the Guarantor is required to file the same with the Securities and Exchange Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may by rules and regulations prescribe) which the Guarantor is required to file with said Commission pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934; or, if the Guarantor is not required to file information, documents or


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reports pursuant to either of such sections, then it shall file with the Trustee and said Commission, in accordance with rules and regulations prescribed by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

            Section 3.02. The Guarantor shall file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Guarantor with the conditions and covenants provided for in the Indenture and this First Supplemental Indenture, as may be required by such rules and regulations.

            Section 3.03. The Guarantor shall transmit to the Holders of the Securities, as the names and addresses of such Holders appear on the registry books of the Company, within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to the provisions of Section 3.01 or 3.02 of this First Supplemental Indenture as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

                                   ARTICLE IV

                                Events of Default

            Section 4.01. In addition to the Events of Default specified in the Indenture, the following events shall be Events of Default with respect to the
Securities:

            (a) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Guarantor (including a default with respect to Securities (as defined in the Indenture) of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Guarantor (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in a principal amount of such indebtedness in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Guarantor by the Trustee or to the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Guarantor to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602 of the Indenture, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default of (B) the Trustee shall have received written notice thereof from the Guarantor, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument;

            (b) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Guarantor or of any substantial part of its


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            property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (c) the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Guarantor in furtherance of any such action.

                                    ARTICLE V

                                  Miscellaneous

            Section 5.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder and all the terms thereof, shall remain in full force and effect.

            Section 5.02. This First Supplemental Indenture shall be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

            Section 5.03. Any notice to or demand on the Guarantor shall be made in a writing delivered or mailed by first class mail, postage prepaid, to the Guarantor at the following address:

                        American Standard Companies Inc.
                        One Centennial Avenue
                        Piscataway, New Jersey 08854-6820


The Guarantor by notice to the Trustee may furnish an alternative address.

            Section 5.04. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility whatsoever in respect of the validity hereof. The Trustee's execution of this First Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be





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duly executed, and their respective corporate seals hereunder to be affixed and attested, all as of the day and year first above written.


                                   SIGNATURES


[Corporate Seal]                                AMERICAN STANDARD COMPANIES INC.



                                                By
                                                   ----------------------------
                                                   Vice President and Treasurer

Attest:

                                                By
----------------------------------                 ----------------------------
Assistant Secretary                                     Assistant Treasurer




                                                AMERICAN STANDARD INC.

[Corporate Seal]

                                                By
                                                   ----------------------------
                                                   Vice President and Treasurer



Attest:

-----------------------------------
Assistant Secretary

                                                WILMINGTON TRUST COMPANY
[Corporate Seal]
                                                            as Trustee

                                                By
                                                   ----------------------------
                                                            Vice President

Attest:

-----------------------------------
[Assistant Secretary]  [Trust Officer]